Exhibit 10.3

REGIONAL MANAGEMENT CORP.

2011 STOCK INCENTIVE PLAN

CASH-SETTLED PERFORMANCE SHARE AWARD AGREEMENT

THIS CASH-SETTLED PERFORMANCE-BASED AWARD AGREEMENT FOR CASH-SETTLED PERFORMANCE SHARES (the “Agreement”) is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2011 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1. Grant of Award.

The Company hereby grants to the Participant a Performance-Based Award in the form of an Award of Performance Shares (the “Award”), which represents a contingent right to receive a cash payment based on the value of the Award. The Participant shall not be deemed to be the holder of any shares of the Company’s common stock related to the Award and shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to the Performance Shares. The Award is subject to the terms and conditions of the Plan and this Agreement, including the provisions set forth on the signature page hereto and Schedule A, which is attached hereto and expressly made a part of this Agreement.

2. Definitions.

Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.

(a) Cause. “Cause” shall mean “Cause” as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (i) Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (v) Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(b) Good Reason. “Good Reason” shall mean (i) with respect to Employees or Consultants, “Good Reason” or such similar concept as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Good Reason” is then in effect or if such term is not defined therein, “Good Reason” shall mean without the Participant’s consent, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable entity that is a member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of any entity that is a member of the Company Group generally); and (ii) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate Employment following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. The determination of the existence of Good Reason shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(c) Qualifying Termination. “Qualifying Termination” shall mean the termination of Employment (i) as a result of the Participant’s death, Disability, or Retirement, (ii) by the Company and its Affiliates without Cause, or (iii) by the Participant with Good Reason.

(d) Retirement. “Retirement” shall mean the termination of Employment by the Participant on or after (i) the Participant’s attainment of age 65, or (ii) the Participant’s attainment of age 55 and completion of ten (10) years of service. For this purpose, the Participant shall be credited with a year of service for each consecutive twelve-month period he is Employed during his period of Employment with the Company. Employment shall not be deemed to be terminated or interrupted by a leave of absence, sick leave or vacation granted to the Participant by the Company.

3. Vesting; Forfeiture.

(a) The cash payment that may be earned and vested during the Performance Period pursuant to the Performance Shares awarded under this Agreement will be determined by the Committee following the end of the Performance Period based on attainment of the Performance Goals and the value of the Award, as set forth on the signature page hereto and as provided in Schedule A; provided, however, that (except as otherwise provided in Section 3), the Award shall not vest, in whole or in part, and the Participant shall not be entitled to receive a cash payment, unless the Participant remains Employed from the Date of Grant until the Vesting Date (as defined on the signature page hereto). The Committee has authority to determine whether and to what degree the Award shall be deemed earned and vested.

(b) If the Participant’s Employment with the Company is terminated during the Performance Period for any reason other than a Qualifying Termination (including but not limited to a termination for Cause), the Award shall immediately terminate and the Participant shall have no rights with respect to the Award or to receive any amounts with respect thereto.

(c) Notwithstanding Sections 3(a) and (b) herein, if the Participant’s Employment with the Company is terminated during the Performance Period due to a Qualifying Termination, then a pro-rata portion of the Award, determined as of the date of the Qualifying Termination in accordance with the provisions of this Agreement and Schedule A, shall be eligible to be earned and vested based on attainment of the Performance Goals during the Performance Period as specified in this Agreement and in Schedule A as if the Participant’s Employment had not terminated.

(d) Notwithstanding Sections 3(a) and (b) herein, in the event a Change in Control occurs during the Performance Period, the Award shall be deemed earned and vested as follows:

(i) To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, the Award shall be deemed earned and vested as if the Target Performance Goal for the Performance Period had been met as of the date of the Change of Control.

(ii) Further, in the event that the Award is substituted, assumed or continued as provided in Section 3(d)(i) herein, the Award will nonetheless become earned and vested if the Participant’s Employment is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason during the six month period following the effective date of the Change in Control. In such event, the Award shall be deemed earned and vested as if the Target Performance Goal for the Performance Period had been met as of the date of termination.

4. Settlement of the Award. The settlement of the Award, if earned and vested, shall be made in cash unless the Committee determines otherwise. A cash payment shall be made to the Participant (or his beneficiary) only in the event, and to the extent, that the Award has vested and been earned as provided in Section 3 and Schedule A. The amount payable pursuant to the Award shall, upon vesting of the Award, be distributed to the Participant (or his beneficiary) within 70 days following the Vesting Date. Notwithstanding the foregoing, the following provisions shall apply: (a) any amounts payable as a result of a Change in Control as provided in Section 3(d)(i) shall be paid within 70 days following the date of the Change in Control; and (b) any amounts payable due to termination of Employment following a Change in Control as provided in Section 3(d)(ii) shall be paid within 70 days following the date of termination of Employment. If the 70-day period described herein begins in one calendar year and ends in another, the Participant (or his beneficiary) shall not have the right to designate the calendar year of the payment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”). Further, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the

Participant (or his beneficiary), the payment will be treated as made within the applicable 70-day time period specified herein if the payment is made during the first taxable year of the Participant in which the calculation of the amount of the payment is administratively practicable or otherwise in accordance with Code Section 409A. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is considered deferred compensation under Code Section 409A, then such distribution if made due to separation from service shall be subject to delay as provided in Section 19 of the Plan (or any successor provision thereto).

5. No Right to Continued Employment; No Right to Further Awards.

The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of such Participant. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the Award shall terminate upon the Participant’s termination of Employment. The grant of the Award does not create any obligation to grant further awards.

6. Transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7. Withholding; Tax Consequences.

(a) The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Award, its vesting or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Award.

(b) The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or settlement of the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

8. Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9. Choice of Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States.

10. Award Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail, unless the Committee determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

11. Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.

13. Recoupment and Forfeiture.

As a condition to receiving this Award, the Participant agrees that he shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Participant under applicable laws, rules or regulations.

[Signature Page to Follow]

SIGNATURE PAGE TO CASH-SETTLED PERFORMANCE SHARE

AWARD AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant specified below.

Date of Grant:

Performance Period:

The value of each Performance Share subject to the Award that may be earned shall be determined based on the attainment of the performance goals specified in Schedule A, as determined by the Committee following the end of the Performance Period; provided, however, that except as provided herein, no Performance Shares shall vest and no amounts shall be payable to the Participant unless the Participant is continuously employed by the Company from the Date of Grant until the Vesting Date and the provisions of Section 1 of Schedule A are met.

Vesting Date:

Number of Performance Shares:	The number of Performance Shares is . Notwithstanding the foregoing, in the event that the Participant’s Employment with the Company is terminated due to a Qualifying Termination, then a pro-rata portion of the Performance Shares may be earned and vested in accordance with this Agreement and Schedule A. The pro-rata portion that may be earned and vested shall be determined by multiplying the total number of the Performance Shares by a fraction, the numerator of which is the number of calendar days from the first day of the Performance Period through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the Performance Period. Following a Qualifying Termination, the use of the term “Performance Shares” shall mean the pro-rata portion of the Performance Shares as determined pursuant to the immediately preceding sentence.

Value of Each Performance Share:	The target value per Performance Share for the Performance Period is (the “Target Value”).

The value of each Performance Share shall be equal to % of the Target Value based on attainment of the Threshold Performance Goal for the Performance Period, subject to continued Employment as provided herein except in the case of a Qualifying Termination.

The value of each Performance Share shall be equal to % of the Target Value based on attainment of the Target Performance Goal for the Performance Period, subject to continued Employment as provided herein except in the case of a Qualifying Termination.

The value of each Performance Share shall be equal to % of the Target Value based on attainment of the Maximum Performance Goal for the Performance Period, subject to continued Employment as provided herein except in the case of a Qualifying Termination.

Participant:

Printed Name:

Regional Management Corp.

By:
Its:

Printed Name:

Schedule A

REGIONAL MANAGEMENT CORP.

2011 STOCK INCENTIVE PLAN

CASH-SETTLED PERFORMANCE SHARE AWARD AGREEMENT

Schedule A sets forth the performance goals for the Cash-Settled Performance Share Award (the “Award”) under the Regional Management Corp. 2011 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), evidenced by the Cash-Settled Performance Share Award Agreement (the “Agreement”) to which it is attached. Capitalized terms not expressly defined in this Schedule A but defined in the Plan or the Agreement shall have the same definitions as in the Plan and/or the Agreement, as applicable.

1. Target Value of Performance Shares: The target value per Performance Share for the Performance Period is                      (the “Target Value”). The actual value of the Award is subject to performance requirements as follows:

(a) Threshold Performance Goal: The value of each Performance Share shall be equal to     % of the Target Value if                      meets or exceeds                      for the Performance Period (the “Threshold Performance Goal”). If                      for the Performance Period is below the Threshold Performance Goal, the value of the Performance Shares is zero for the Performance Period.

(b) Target Performance Goal: The value of each Share shall be equal to     % of the Target Value if                      meets or exceeds                      for the Performance Period (the “Target Performance Goal”).

(c) Maximum Performance Goal: The value of each Share shall be equal to     % of the Target Value if                      meets or exceeds                      for the Performance Period (the “Maximum Performance Goal”).

Notwithstanding the foregoing, the Award shall not be deemed payable, in whole or in part, until both of the following events have occurred: (A) the completion of the Company’s audited financial statements for the fiscal year ending                      and (B) the Committee’s written certification regarding if and to the extent the applicable performance goals have been met.

2. Definition: [Insert definition of performance criteria]

3. Determination of Value of Performance Shares Earned; Additional Terms: The value of each Performance Share that may be eligible to be earned under the Award is between     % and     % of the Target Value based on attainment of                      for the Performance Period. If                      for the Performance Period is below the Threshold Performance Goal, the value of each Performance Share shall be zero for the Performance Period; if                      for the Performance Period is at the Threshold Performance Goal, the value of each Performance Share shall be equal to     % of the Target Value; if                      for

the Performance Period is at the Target Performance Goal, the value of each Performance Share shall be equal to     % of the Target Value; if                      for the Performance Period is at the Maximum Performance Goal, the value of each Performance Share shall be equal to     % of the Target Value. As further clarification, the value of each Performance Share deemed earned for                      results between (A) the Threshold Performance Goal and the Target Performance Goal and (B) the Target Performance Goal and the Maximum Performance Goal will be calculated using linear interpolation.

4. Determination of Value of Earned Award. The value of the Award earned shall be determined pursuant to a two-step process: (i) first, the value of each Performance Share shall be determined pursuant to this Schedule A based on the                      results for the Performance Period; and (ii) second, an amount shall be determined by multiplying the number of Performance Shares granted to the Participant (as adjusted as provided herein in the case of a Qualifying Termination) by the value of each Performance Share determined in (i), which amount shall be the “Earned Award Value.”

5. Vesting of the Award. Except as otherwise provided herein, the Participant shall be vested in the Earned Award Value if the Participant is employed by the Company on the Vesting Date and has been continuously employed since the Date of Grant. If earned and vested, the Earned Award Value shall be settled in accordance with Section 4 of the Agreement.